Exhibit 4.1
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                             THIRTEENTH AMENDMENT

                                      TO

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT

                    DATED AS OF APRIL 18, 1997, AS AMENDED

                                 BY AND AMONG

                          NIAGARA LASALLE CORPORATION
                      (FORMERLY NIAGARA COLD DRAWN CORP.)

                             LASALLE STEEL COMPANY

                                      AND

                    MANUFACTURERS AND TRADERS TRUST COMPANY

                         CITIZENS BANK OF PENNSYLVANIA

                        PNC BANK, NATIONAL ASSOCIATION

                                 COMERICA BANK

                                      AND

               MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT
                  __________________________________________

                       Effective as of September 1, 2003



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                             THIRTEENTH AMENDMENT
                                      TO
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


         WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA COLD DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T"), CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC"), NATIONAL CITY BANK, a Delaware corporation, having its principal office at National City Center, 1900 East Ninth Street, Cleveland, Ohio ("National City") and M&T, as administrative, collateral and documentation agent (M&T to be referred to in such capacity as "Agent"), entered into a Revolving Credit and Term Loan Agreement dated as of April 18, 1997 (the "Original Agreement", and as subsequently amended as discussed below, the "Credit Agreement"); and

         WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") and NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), became parties to the Original Agreement by assignment of portions of the credit commitments of various parties thereto pursuant to Assignment and Acceptance Agreements dated as of April 18, 1997 and July 22, 1997, respectively (M&T, CIBC, National City, Prudential and NBC being collectively referred to herein as the "Banks", and individually as a "Bank"); and

         WHEREAS, the Original Agreement was amended by a First Amendment dated as of September 4, 1997 for the purpose of, among other things, providing "Swingline Loans" (as described in the First Amendment) under the credit facilities provided in the Original Agreement; and

         WHEREAS, the Credit Agreement was further amended by a Second Amendment dated as of December 31, 1997 for the purpose of, among other things, (a) permitting the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Credit Agreement), and (b) revising the terms of the Credit Agreement with respect to dividends; and

         WHEREAS, the Credit Agreement was further amended by a Third Amendment effective as of May 15, 1998 for the purpose of, among other things,
(a) reducing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Credit Agreement), and (b) providing for the further reduction of the interest payable with respect to LIBOR Rate Loans upon the conclusion of a new collective bargaining agreement with LaSalle's hourly employees in Hammond, Indiana; and

         WHEREAS, the Credit Agreement was further amended by a Fourth Amendment effective as of December 1, 1998 for the purpose of, among other things, increasing by One Million Dollars ($1,000,000) the amount of permitted "Capital Expenditures" (as defined in the Credit Agreement) that may be made by the Borrowers in any "Fiscal Year" (as defined in the Credit Agreement); and

         WHEREAS, the Credit Agreement was further amended by a Fifth Amendment effective as of May 21, 1999, for the purpose of, among other things, (a) waiving the requirement for mandatory repayment of principal from "Excess Cash Flow" (as defined in the Credit Agreement) for the Fiscal Year ended December 31, 1998, and (b) in connection with a proposed business acquisition by a UK subsidiary of Niagara Corporation, permitting the Borrowers to provide guaranties to certain banks providing standby letters of credit to support acquisition financing to such UK subsidiary; and

         WHEREAS, the Credit Agreement was further amended by a Sixth Amendment effective as of December 31, 1999 for the purpose of, among other things, (a) reducing the required ratio of Consolidated Current Assets to Consolidated Current Liabilities, (b) changing the definition of "Majority Banks" (as defined in the Credit Agreement), (c) clarifying the requirement that the consent of the Majority Banks is required in connection with any amendment or waiver of any provision of the Credit Agreement, and (d) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 17, 2001; and

         WHEREAS, CITIZENS BUSINESS CREDIT COMPANY, having an office at Six PPG Place, Suite 820, Pittsburgh, Pennsylvania ("Citizens"), became a party to the Credit Agreement, as amended by the foregoing, by assignment of the entire credit commitments of National City (Citizens, as assignee, to be referred to as a "Bank" for all purposes hereof) pursuant to an Assignment and Acceptance Agreement dated as of February 1, 2000;

         WHEREAS, the Credit Agreement was further amended by a Seventh Amendment effective as of March 31, 2000 for the purpose of, among other things, increasing the aggregate amount of all payments under all Capitalized Leases and payments under operating leases, equipment leases or other leases of real or personal property that may be made by Borrowers and their Subsidiaries in any Fiscal Year without the prior written consent of the Agent; and

         WHEREAS, the Credit Agreement was further amended by an Eighth Amendment effective as of June 8, 2000 for the purpose of, among other things, extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 18, 2002; and

         WHEREAS, the Credit Agreement was further amended by a Ninth Amendment effective as of June 28, 2001 for the purpose of, among other things, (a) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to December 31, 2002, (b) increasing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Credit Agreement), and (c) clarifying that the limitation on the amount that may be provided to Niagara Corporation (the parent company of the Borrowers) as a dividend is intended to include the proceeds of loans made under the Revolving Credit Facility that may be advanced to Niagara Corporation; and

         WHEREAS, the Credit Agreement was further amended by a Tenth Amendment effective as of December 31, 2001 for the purpose of, among other things, (a) extending the termination date of the Revolving Credit Commitment and the Revolving Credit Note to July 31, 2003, (b) increasing the interest payable with respect to "Loans" (as such term is defined in the Credit Agreement), and (c) reducing the required ratio of Consolidated Current Assets to Consolidated Current Liabilities (as such terms are defined in the Credit Agreement); and

         WHEREAS, PNC BANK, NATIONAL ASSOCIATION, a national banking company having an office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania ("PNC"), became a party to the Credit Agreement, as amended by the foregoing, by assignment of the entire credit commitments of National Bank of Canada (PNC, as assignee, to be referred to as a "Bank" for all purposes hereof) pursuant to an Assignment and Acceptance Agreement dated as of January 15, 2002; and

         WHEREAS, COMERICA BANK, a national banking company having an office at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan ("Comerica"), became a party to the Credit Agreement, as amended by the foregoing, by assignment of the entire credit commitments of CIBC (Comerica, as assignee, to be referred to as a "Bank" for all purposes hereof) pursuant to an Assignment and Acceptance Agreement dated as of March 28, 2002; and

         WHEREAS, the Credit Agreement was further amended by an Eleventh Amendment effective as of April 1, 2002 for the purpose of, among other things, (a) changing the definition of "Eligible Inventory" (as defined in the Credit Agreement) to include work-in-process, (b) deleting the interest coverage ratio financial covenant and replacing it with a debt service coverage ratio financial covenant, (c) modifying the net worth financial covenant, and (d) adding a secured indebtedness covenant; and

         WHEREAS, pursuant to Assignment and Acceptance Agreements dated as of August 15, 2002 by and between Prudential and each of M&T, Comerica and PNC, Prudential assigned its entire credit commitments to such Banks; and

         WHEREAS, the Credit Agreement was further amended by a Twelfth Amendment effective as of September 1, 2002 for the purpose of, among other things, (a) reducing the Revolving Credit Commitment (as such term is defined in the Credit Agreement) from $50,000,000 to $35,000,000, (b) extending the Revolving Credit Termination Date (as such term is defined in the Credit Agreement) to July 31, 2004, (c) increasing the Term Loan Commitment (as such term is defined in the Credit Agreement) from $14,333,356 to $18,000,000, (d) extending the Maturity Date (as such term is defined in the Credit Agreement) to July 31, 2004, and (e) revising the amortization schedule and principal repayment schedule of the Term Loan; and

         WHEREAS, Citizens Bank of Pennsylvania, having an office at Six PPG Place, Suite 820, Pittsburgh, Pennsylvania ("Citizens Bank") became a party to the Credit Agreement, as amended by the foregoing, by assignment of the entire credit commitments of Citizens (Citizens Bank, as assignee, to be referred to as a "Bank" for all purposes hereof) pursuant to an Assignment and Acceptance Agreement dated as of March 1, 2003; and

         WHEREAS, the Borrowers have requested that the Agent and the Banks further amend the Credit Agreement for the purpose of, among other things, (a) extending the Revolving Credit Termination Date (as such term is defined in the Credit Agreement) to July 31, 2006, (b) extending the Maturity Date (as such term is defined in the Credit Agreement) to July 31, 2006, (c) revising the amortization and principal repayment schedule of the Term Loan and (d) revising the Use of Proceeds covenant set forth in the Credit Agreement..

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Definitions. Subsection 1.1 of the Credit Agreement shall be amended as follows:

               a. Each reference to the date "July 31, 2004" in the definition of "Revolving Credit Termination Date" contained in Subsection 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the date "July 31, 2006"; and

         2. Amendment of Term Loan Maturity Date. Subsection 2.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

               "(b) Term Loan Note. The Term Loan shall be evidenced by, and repaid with interest in accordance with, a single promissory note of the Borrowers in form and content acceptable to Agent, as the same may be amended or replaced from time to time ("Term Loan Note"). Interest on the outstanding and unpaid principal amount of the Term Loan Note will be payable from the date of the Term Loan Note as hereinafter provided, and the principal amount of the Term Loan Note shall be repaid in thirty-five (35) equal and consecutive monthly installments commencing September 1, 2003 with subsequent installments being due on the first day of each calendar month thereafter and one final installment due and payable on or before July 31, 2006 (the "Maturity Date") in the amount necessary to repay in full the unpaid principal amount of the Term Loan Note.

         The amount of each installment of principal repayment of the Term Loan shall be as follows:

     Installment Date                        Principal Repayment
     ----------------                        -------------------

September 1, 2003 through
and including July 1, 2006                           $375,000

July 31, 2006                                Outstanding Balance of Term Loan

         3. Amendment of Use of Proceeds Affirmative Covenant. The last sentence of Section 5.14 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

         "Additionally, the Borrowers represent to and covenant with the Banks that the proceeds of each Revolving Credit Loan not used pursuant to the preceding sentence shall be used (i) to fund the general working capital purposes of the Borrowers and their Subsidiaries, (ii) to fund letters of credit issued for the account of the Borrowers and their Subsidiaries, (iii) to the extent permitted by the terms of Subsection 6.10(h) hereof, fund the amount of any loan made by the Borrowers to Niagara, or (iv) to the extent permitted by the terms of Subsection 6.12(b) hereof, to fund repayment to Niagara of amounts applied by Niagara as Excess Warrant Proceeds to repay the outstanding and unpaid principal amount of the Revolving Credit Note or to prepay the outstanding and unpaid principal amount of the Term Loan Note pursuant to Subsection 2.11 hereof."

         4. This Thirteenth Amendment shall be effective as of September 1,
2003.

         5. All capitalized terms used herein (including the introductory recitations above), unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

         6. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by all amendments thereto, including this Thirteenth Amendment.

         7. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Thirteenth Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

         8. This Thirteenth Amendment may be executed by one or more of the parties to this Thirteenth Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be duly executed and delivered by their respective duly authorized officers.


                                            NIAGARA LASALLE CORPORATION


                                            By: /s/ Marc J. Segalman
                                                ----------------------------
                                            Name:  Marc J. Segalman
                                            Title: EVP & General Counsel


                                            LASALLE STEEL COMPANY

                                            By: /s/ Marc J. Segalman
                                                ----------------------------
                                            Name:  Marc J. Segalman
                                            Title: EVP & General Counsel


                                            MANUFACTURERS AND TRADERS TRUST
                                            COMPANY

                                            By: /s/ Robert J. Kush
                                                ----------------------------
                                            Name:  Robert J. Kush
                                            Title: Vice President


                                            CITIZENS BANK OF PENNSYLVANIA


                                            By: /s/ Donald Cmar
                                                ---------------------------
                                            Name:  Donald Cmar
                                            Title: Vice President


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Stephen W. Boyd
                                                ---------------------------
                                            Name:  Stephen W. Boyd
                                            Title: Vice President


                                            COMERICA BANK

                                            By: /s/ Richard S. Bagosy
                                                ---------------------------
                                            Name:  Richard S. Bagosy
                                            Title: Vice President


                                            MANUFACTURERS AND TRADERS TRUST
                                            COMPANY, AS AGENT


                                            By: /s/ Robert J. Kush
                                                ---------------------------
                                            Name:  Robert J. Kush
                                            Title: Vice President


ACKNOWLEDGMENT

By executing below, Niagara Corporation hereby consents and agrees to the terms and conditions contained in this Thirteenth Amendment and hereby reaffirms its obligations and liabilities pursuant to the terms of the Unconditional and Continuing Guaranty Agreement by and between Niagara Corporation and Manufacturers and Traders Trust Company, as Agent dated as of April 18, 1997, as amended from time to time.

NIAGARA CORPORATION


By: /s/ Marc J. Segalman
    ---------------------------
Name:  Marc J. Segalman
Title: EVP & General Counsel